Exhibit 99.01

CADENCE DESIGN SYSTEMS, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN1

1.	Purpose.

(a)    The purpose of the Plan is to provide a means by which Employees of the Company and certain Designated Companies may be given an opportunity to purchase Shares of the Company. The terms of Rights granted pursuant to the Plan shall remain in effect in accordance with the version of the Plan in effect as of the date such Rights were granted.

(b)    The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Designated Companies.

(c)    The Plan includes two components: a 423 Component and a Non-423 Component. It is the intention of the Company to have the 423 Component qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Rights under a Non-423 Component that does not qualify as an Employee Stock Purchase Plan; such Rights shall be granted pursuant to Offerings, rules, procedures or sub-plans adopted by the Board designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company and Designated Companies. Except as otherwise provided herein or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.	Definitions.

(a)    “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Rights that satisfy the requirements for Employee Stock Purchase Plans may be granted to Eligible Employees in one or more Offerings.

(b)    “Affiliate” means any entity, other than a Related Entity, and whether now or hereafter existing, (i) which, directly or indirectly, is controlled by, controls or is under common control with the Company, or (ii) in which the Company has a significant equity interest.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Code” means the United States Internal Revenue Code of 1986, as amended.

[1]	Amendment Approved by: the Board of Directors on March 15, 2018 and the stockholders on May 3, 2018

(e)    “Committee” means a committee of the Board appointed by the Board in accordance with subsection 3(c) of the Plan.

(f)    “Company” means Cadence Design Systems, Inc., a Delaware corporation.

(g)    “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of Rights under the Plan.

(h)    “Designated Affiliate” means any Affiliate selected by the Board as eligible to participate in the Non-423 Component.

(i)    “Designated Company” means a Designated Affiliate or Designated Related Entity.

(j)    “Designated Related Entity” means any Related Entity selected by the Board as eligible to participate in the 423 Component or Non-423 Component.

(k)    “Director” means a member of the Board.

(l)    “Eligible Employee” means an Employee who meets the requirements approved by the Board for eligibility to participate in the Offering. The Board shall have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.

(m)    “Employee” means any person, including officers and Directors, employed by the Company, a Related Entity or an Affiliate. Neither service as a Director nor payment of a director’s fee shall be sufficient to constitute “employment” by the Company or any Related Entity or Affiliate.

(n)    “Employee Stock Purchase Plan” means a plan that grants rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(o)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(p)    “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on the New York Stock Exchange or any other established stock exchange or traded on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or, in the event that the security is traded on more than one such exchange or market, the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day occurring on or closest to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable, and on the date as determined more precisely by the Board for an Offering.

(q)    “Non-423 Component” means an employee stock purchase plan which is not intended to meet the requirements set forth in Code Section 423 and the regulations thereunder.

(r)    “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(s)    “Offering” means the grant of Rights to purchase Shares under the Plan to Eligible Employees.

(t)    “Offering Date” means a date selected by the Board for an Offering to commence.

(u)     “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the United States Department of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(v)    “Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

(w)    “Plan” means this Amended and Restated Employee Stock Purchase Plan, including both the 423 Component and Non-423 Component, as amended from time to time.

(x)    “Purchase Date” means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(y)    “Related Entity” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(z)    “Right” means an option to purchase Shares granted pursuant to the Plan.

(aa)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

(bb)    “Securities Act” means the United States Securities Act of 1933, as amended.

(cc)    “Share” means a share of the common stock of the Company.

3.	Administration.

(a)    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)    The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical), including which Designated Related Entities and Designated Affiliates shall participate in the 423 Component or the Non-423 Component.

(ii)    To designate from time to time which Related Entities and Affiliates of the Company shall be eligible to participate in the Plan as Designated Related Entities and Designated Affiliates.

(iii)    To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)    To amend the Plan as provided in Section 14.

(v)    Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the purpose of the Plan, as provided in Section 1.

(vi)    To adopt such Offerings, rules, procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States. Without limiting the generality of the foregoing, with respect to the participation of such Employees in the Plan, the Board is authorized to determine, among other things, eligibility requirements, earnings definition, how Contributions are taken, whether Contributions are held in a financial institution or trust account, payment of any interest on Contributions, procedures for conversion of local currency, beneficiary designation requirements, restrictions on Shares and tax withholding and reporting requirements.

(vii)    To make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(c)    The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the

Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.	Shares Subject to the Plan.

(a)    Subject to the provisions of Section 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate 78,000,000 Shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.

(b)    The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.

5.	Grant of Rights; Offering.

(a)    The Board may from time to time grant or provide for the grant of Rights to purchase Shares of the Company under the Plan to Eligible Employees in an Offering on one or more Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and, with respect to the 423 Component, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the terms approved by the Board for an Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive. Unless otherwise determined by the Board, each Offering to the Eligible Employees shall be deemed a separate offering under the Plan for purposes of Section 423 of the Code.

(b)    If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6.	Eligibility.

(a)    Rights may be granted only to Employees of the Company or a Designated Company. Except as provided in subsection 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or a Designated Company, as the case may be, for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

(b)    The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

(i)    the date on which such Right is granted shall be the “Offering Date” of such Right for all purposes, including determination of the exercise price of such Right;

(ii)    the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)    the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

(c)    No Employee shall be eligible for the grant of any Rights under the 423 Component if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subsection 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

(d)    An Eligible Employee may be granted Rights under the 423 Component only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase Shares of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time

(e)    The Board may provide in an Offering under the 423 Component that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

(f)    An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or an Offering thereunder if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering thereunder to violate Section 423 of the Code.

(g)    Notwithstanding the foregoing provisions of this Section 6, for Rights granted under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Non-423 Component or an Offering if the Board determines, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

7.	Rights; Purchase Price.

(a)    On each Offering Date, subject to applicable limitations under the Plan, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

(i)    with a percentage designated by the Board not exceeding fifteen percent (15%) of such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

(ii)    with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering, and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

(b)    The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(c)    In connection with each Offering made under the Plan, the Board may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(d)    The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

(i)    an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Offering Date; or

(ii)    an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

8.	Participation; Withdrawal; Termination.

(a)    An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time and in such form as the Company provides. Each such agreement shall authorize Contributions in the form of payroll deductions of up to the maximum percentage specified by the Board of such Employee’s Earnings during the Offering (as defined in each Offering). Contributions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such Contributions. To the extent provided in the Offering, a Participant may (i) begin such Contributions after the beginning of the Offering, (ii) make payments into his or her account by means other than payroll deductions (e.g., cash, check, etc.), and (iii) make additional payments into his or her account, provided that such Participant has not already contributed the maximum dollar amount allowable for the Offering.

(b)    At any time during an Offering, a Participant may terminate his or her Contributions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all accumulated Contributions credited to such Participant’s account (reduced to the extent, if any, such Contributions have been used to acquire Shares for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c)    Rights granted to a Participant pursuant to any Offering under the Plan shall terminate immediately upon cessation of such Participant’s employment with the Company or a Designated Company for any reason. In the event of such termination, the Company shall distribute to such terminated Participant all accumulated Contributions credited to such terminated Participant’s account (reduced to the extent, if any, such Contributions have been used to acquire Shares for the terminated Participant) under the Offering, without interest (unless otherwise specified in the Offering). If the accumulated Contributions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest (unless otherwise specified in the Offering). If the accumulated Contributions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest (unless otherwise specified in the Offering).

(d)    If a Participant transfers employment with the Company to any Designated Company or visa-versa, or if a Participant transfers employment with one Designated Company to another Designated Company, the Participant shall continue to participate in the Offering in which he or she was enrolled for the duration of the current Offering Period (except as set forth herein or unless otherwise determined by the Company in its sole discretion), but upon commencement of a new Offering Period, the Participant shall automatically be deemed to be enrolled in the new Offering applicable to the Company or Designated Company to which the Participant transferred employment. A Participant transferring employment from the Company or any Designated Company participating in the 423 Component to a Designated Company participating in the Non-423 Component shall remain in the 423 Component Offering until the next Offering Period, provided he or she continues to be eligible to purchase shares under Code section 423 requirements and if the Participant is not eligible under the Code section 423 requirements, he or she shall immediately transfer to the Non-423 Component and may purchase Shares under that Offering. Notwithstanding the foregoing, the Board may establish other rules governing a Participant’s transfer of employment between the Company and Designated Companies or between Designated Companies, including without limitation, a requirement that a Participant withdraw from participation in the Plan prior to such transfer, subject to Participant’s right to re-enroll if so eligible after the transfer.

(e)    During a Participant’s lifetime, Rights will be exercisable only by such Participant. Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 15.

9.	Exercise.

(a)    On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated Contributions (without any increase for interest, unless otherwise specified in the Offering) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares shall be issued upon the exercise of Rights granted under the Plan, unless specifically provided for in the Offering.

(b)    Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated Contributions remaining in any Participant’s account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest (unless otherwise specified in the Offering). If such remaining accumulated Contributions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest (unless otherwise specified in the Offering). If such remaining accumulated Contributions have been deposited in a separate account with a financial institution, as provided in subsection 8(a), then the distribution shall be made from such separate account, without interest (unless otherwise specified in the Offering).

(c)    The amount, if any, of accumulated Contributions remaining in any Participant’s account after the purchase of Shares that is less than the amount required to purchase one whole Share on the final Purchase Date of the Offering shall be carried forward, without interest (unless otherwise specified in the Offering), into the next Offering.

(d)    No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered or not in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire Shares) shall be distributed to the Participants, without interest (unless otherwise specified in the Offering). If the accumulated Contributions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest (unless otherwise specified in the offering). If the accumulated Contributions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest (unless otherwise specified in the Offering).

10.	Covenants of the Company.

(a)    During the terms of the Rights granted under the Plan, the Company shall ensure that the amount of Shares required to satisfy such Rights are available.

(b)    The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.

11.	Use of Proceeds from Shares.

Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.	Rights as a Stockholder and Employee.

(a)    A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant’s Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

(b)    Neither the Plan nor the grant of any Right thereunder shall confer any right on any Employee to remain in the employ of the Company, any Related Entity or any Affiliate, or restrict the right of the Company, any Related Entity or any Affiliate to terminate such Employee’s employment.

13.	Adjustments Upon Changes in Securities.

(a)    Subject to any required action by the stockholders of the Company, the number of Shares covered by each Right under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under a Right (collectively, the “Reserves”), as well as the price per Share covered by each Right under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or the payment of stock dividend (but only on common stock of the Company) or any other increase or decrease in the number or value of Shares effected without receipt of consideration by the Company (including as a result of a spin-off or similar transaction); provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Right.

(b)    In the event of the proposed dissolution or liquidation of the Company, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the Rights under the Plan shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Right. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation or a parent or subsidiary of such successor corporation when the Company is not the surviving corporation, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, and in lieu of assumption or substitution of the Rights, provide that each Participant shall have the right to exercise his or her Right. If the Board makes a Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Participant that the Right shall be fully exercisable for a period of twenty (20) days from the date of such notice (or such other period of time as the Board shall determine), and the Right shall terminate upon the expiration of such period. In the case of a spin-off or similar transaction, the Board may take actions including shortening an Offering.

(c)    The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding Right, in the event that the Company effects one or more reorganizations, recapitalizations, rights offering, or other increases or reductions of outstanding Shares, and in the event of the Company being consolidated with or merged into any other corporation.

14.	Amendment of the Plan.

(a)    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Entity or Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or other securities exchange listing requirements. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

(i)    Increase the amount of Shares reserved for Rights under the Plan;

(ii)    Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

(iii)    Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

(b)    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under the 423 Component into compliance therewith.

(c)    Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan without the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the 423 Component of the Plan comply with the requirements of Section 423 of the Code.

15.	Designation of Beneficiary.

(a)    The Company may, but is not obligated to, permit a Participant to file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such Shares and cash. In addition, the Company may, but is not obligated to, permit a Participant to file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation and/or change to a prior designation must be on a form approved by the Company.

(b)    In the event of the death of a Participant and in the absence of a beneficiary validly designated in accordance with Section 15(a) and who is living at the time of such Participant’s death, the Company shall deliver any Shares and/or cash, if any, from the Participant’s account under the Plan to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	Termination or Suspension of the Plan.

(a)    The Board, in its discretion, may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares subject to the Plan’s reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the 423 Component comply with the requirements of Section 423 of the Code.

17.	Code Section 409A; Tax Qualification; Tax Withholding.

(a)    Rights granted under the 423 Component are exempt from the application of Section 409A of the Code. Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to the provisions of Section 17(b) below, Rights granted to U.S. taxpayers under the Non-423 Component shall be subject to such terms and conditions that will permit such Rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the Shares subject to such Rights be delivered within the short-term deferral period. Further, subject to Section 17(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that Rights granted under the Non-423 Component (including the exercise, payment, settlement or deferral of such Rights) are subject to Section 409A of the Code, the Rights shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including United States Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if Rights that are intended to be exempt from or compliant with Section 409A of the Code are not so exempt or compliant, or for any action taken by the Board with respect to such Rights.

(b)    Although the Company may endeavor to (i) qualify Rights for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States, or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 13(a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

(c)    At the time a Participant’s Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, the Participant shall make adequate provision for any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participating Employee’s participation in the Plan (“Tax-Related Items”). In its sole discretion, the Company or the Designated Company that employs the Participant may satisfy their obligations to withhold Tax-Related Items by (i) withholding from the Participant’s compensation, (ii) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate Fair Market Value at least sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares (subject to such Board approval as may be required by applicable law), (iii) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company, or (iv) by such other withholding method set forth in the Participant’s participation agreement.

18.    Severability. If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision shall not affect the other provisions of the Plan and the Plan will be construed as though such invalid provision was omitted.

19.    Governing Law. The Plan shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules.

20.	Effective Date of Plan. The Plan shall become effective upon adoption by the Board.